EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-43593) on Form S-8 of our report dated June 22, 2016 appearing in the annual report on Form 11-K of Lithia Motors, Inc. Salary Reduction Profit Sharing Plan for the year ended December 31, 2015.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

June 22, 2016